SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Zogenix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

12400 High Bluff Drive, Suite 650

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of Zogenix, Inc. will be held at the San Diego Marriott Del Mar, located at 11966 El Camino Real, San Diego, California 92130 on June 6, 2012 at 8:30 a.m., local time, for the following purposes:

1.	To elect three (3) directors for a three-year term to expire at the 2015 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To consider and vote upon the approval of the amendment and restatement of the Company’s 2010 Equity Incentive Award Plan;

4.	To consider and vote upon the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000; and

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Roger L. Hawley Chief Executive Officer and Director

San Diego, California

April 27, 2012

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

12400 High Bluff Drive, Suite 650

San Diego, California 92130

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 6, 2012

The board of directors of Zogenix, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on June 6, 2012 at 8:30 a.m., local time, at the San Diego Marriott Del Mar, located at 11966 El Camino Real, San Diego, California 92130. If you need directions to the location of the annual meeting, please contact us at (858) 259-1165.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 6, 2012.

This proxy statement and our annual report are available electronically at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=40052.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2012 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 27, 2012 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 19, 2012 are entitled to vote at the annual meeting. On this record date, there were 65,372,792 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: To elect three (3) directors:

•	James C. Blair, Ph.D.

•	Stephen J. Farr, Ph.D.; and

•	Arda M. Minocherhomjee, Ph.D.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2012.

Proposal 3: Approval of the amendment and restatement of the Company’s 2010 Equity Incentive Award Plan.

Proposal 4: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000.

How many votes do I have?

Each share of our common stock that you own as of April 19, 2012 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

•

By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

•

Via the Internet: You may vote at www.voteproxy.com, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 5, 2012.

•

By Telephone: You may vote using a touch-tone telephone by calling 1-800-776-9437, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2012.

•

In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Ann D. Rhoads, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 19, 2012, or approximately 32,686,397 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Amendment and Restatement of the Company’s 2010 Equity Incentive Plan. The approval of the amendment and restatement of the 2010 Equity Incentive Award Plan must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock. The approval of an amendment to the Amended and Restated Certificate of Incorporation must receive “For” votes, either in person or by proxy, from the holders of a majority of the outstanding shares of common stock.

Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, the amendment and restatement of our 2010 Equity Incentive Plan and the amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such a proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the approval of the amendment and restatement of our 2010 Equity Incentive Plan , broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP and the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock are considered routine matters on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of these proposals.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We have retained the services of Phoenix Advisory Partners to assist us in the distribution and solicitation of proxies and have agreed to pay an estimated fee of $7,000, plus reimbursement of out-of-pocket expenses. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2011 that we filed with the SEC, we will send you one without charge. Please write to:

Zogenix, Inc.

12400 High Bluff Drive, Suite 650

San Diego, California 92130

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.zogenix.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of the company’s Class II directors, who are James C. Blair, Ph.D., Stephen J. Farr, Ph.D. and Arda M. Minocherhomjee, Ph.D., will expire at the 2012 annual meeting. The nominees for Class II director for election at the 2012 annual meeting are James C. Blair, Ph.D., Stephen J. Farr, Ph.D., and Arda M. Minocherhomjee, Ph.D. If any of Drs. Blair, Farr or Minocherhomjee are elected at the 2012 annual meeting, such individual will be elected to serve for a term of three years that will expire at our 2015 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Drs. Blair, Farr and Minocherhomjee, or in the event that Drs. Blair, Farr or Minocherhomjee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Drs. Blair, Farr or Minocherhomjee are currently members of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating/ corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2015 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Zogenix, Inc.
James C. Blair, Ph.D.	72	Director
Stephen J. Farr, Ph.D.	53	President, Chief Operating Officer and Director
Arda M. Minocherhomjee, Ph.D.	58	Director

James C. Blair, Ph.D. has served as a member of our board of directors since August 2006. Dr. Blair is a Managing Member of Domain Associates, LLC, and he has been a Partner of Domain since its founding in 1985. Dr. Blair’s present board memberships include Applied Proteomics, Inc., Astute Medical Inc., aTyr Pharma, Inc., Cadence Pharmaceuticals, Clovis Oncology, Inc., CoDa Therapeutics, IntegenX, Inc., Meritage Pharma and NeuroPace. Dr. Blair has over 40 years experience with venture and emerging growth companies. In the course of this experience, he has been involved in the creation and successful development at the board level of over 40 life sciences ventures, including Amgen, Aurora Biosciences, Amylin Pharmaceuticals, Applied Biosystems, Dura Pharmaceuticals, GeneOhm Sciences, Molecular Dynamics, Nuvasive, Pharmion and Volcano. A former managing director of Rothschild Inc., Dr. Blair was directly involved at a senior level with Rothschild/New Court venture capital activities from 1978 to 1985. From 1969 to 1978, he was associated with F.S. Smithers and Co. and White, Weld and Co., two investment banking firms actively involved with new ventures and emerging growth companies. From 1961 to 1969, Dr. Blair was an engineering manager with RCA Corporation, during which time he received a David Sarnoff Fellowship. Dr. Blair currently serves on the board of directors of the Prostate Cancer Foundation, and he is on the Advisory Boards of the Department of Molecular Biology at

Princeton University, the USC Stevens Institute for Innovation and the Division of Chemistry and Chemical Engineering at the California Institute of Technology. Dr. Blair received a B.S.E. from Princeton University and an M.S.E and Ph.D. from the University of Pennsylvania. With more than forty years’ experience at the board level with venture and emerging growth companies, Dr. Blair’s extensive expertise in the evaluation of financing alternatives, strategic planning for life sciences companies, and substantial executive leadership skills, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Stephen J. Farr, Ph.D. is one of our co-founders and has served as our President and as a member of our board of directors since our inception in May 2006. From May 2006 to August 2006, Dr. Farr also served as our Chief Executive Officer and since August 2006, Dr. Farr has served as our Chief Operating Officer. From 1995 to August 2006, Dr. Farr held positions of increasing responsibility within pharmaceutical sciences and research and development at Aradigm Corporation, and he served most recently as Senior Vice President and Chief Scientific Officer. In 2003, he played a key role in identifying and acquiring the DosePro technology and became technical director and executive sponsor for the development of sumatriptan DosePro at Aradigm Corporation. From 1986 to 1994, Dr. Farr was a tenured professor at the Welsh School of Pharmacy, Cardiff University, United Kingdom, concentrating in the areas of physical pharmacy and biopharmaceutics. He is a fellow of the American Association of Pharmaceutical Scientists and visiting Associate Professor in the Department of Pharmaceutics, School of Pharmacy, Virginia Commonwealth University. Dr. Farr is a registered pharmacist in the United Kingdom and obtained his Ph.D. degree in Pharmaceutics from the University of Wales. As one of our co-founders and having served as our President since May 2006, Dr. Farr’s extensive knowledge of our business, history and culture, including his in-depth involvement with the DosePro technology and the development of Sumavel DosePro, as well as his significant experience in research and development and thorough knowledge of the pharmaceutical product development process, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Arda M. Minocherhomjee, Ph.D. has served as a member of our board of directors since December 2009. Dr. Minocherhomjee has been a Partner of Chicago Growth Partners since he co-founded the firm in 2004. Prior to founding Chicago Growth Partners, Dr. Minocherhomjee was a Managing Director at William Blair Capital Partners and currently is a Managing Director and member of the Board of Managers of WBCP VI and VII. Prior to that, Dr. Minocherhomjee was a Senior Healthcare Analyst at William Blair & Company. As head of the firm’s Healthcare Research Group, Dr. Minocherhomjee covered several sectors, including drugs/drug delivery, medical devices and selected healthcare services. He was a Wall Street Journal “All-Star Analyst” in both medical device and pharmaceutical sectors. Dr. Minocherhomjee’s current and past directorships include: DJ Pharma, EndoGastric Solutions, Genoptix, Lanx, Morton Grove Pharmaceuticals, NovaVision, NuVasive, PharmaResearch Corporation, Proteome, TargeGen, and Xoft. Dr. Minocherhomjee received a MS (Pharmacology) from the University of Toronto, a Ph.D. and a M.B.A. from the University of British Columbia, and was a post-doctoral fellow in Pharmacology at the University of Washington Medical School. Dr. Minocherhomjee’s experience as a founder of a private equity firm, significant participation on the boards of directors of various pharmaceutical companies and substantial knowledge of the pharmaceutical industry, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2013 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Zogenix, Inc.
Roger L. Hawley	59	Chief Executive Officer and Director
Erle T. Mast	49	Director
Kurt C. Wheeler	59	Director

Roger L. Hawley is one of our co-founders and has served as our Chief Executive Officer and as a member of our board of directors since August 2006. From January 2006 to August 2006, Mr. Hawley served as a consultant to CG Pharma, Inc. From August 2003 to January 2006 he served as Executive Vice President, Commercial and Technical Operations for InterMune, Inc., a biopharmaceutical company focused on therapies in hepatology and pulmonology. From October 2002 to July 2003, Mr. Hawley was the Chief Commercial Officer at Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostics company. From 2001 to 2002, Mr. Hawley served as General Manager & Vice President of Sales and Marketing at Elan Pharmaceuticals, Inc. (acquired by Alkermes Plc). From 1987 to 2001, Mr. Hawley held a broad range of management positions in commercial operations, alliance/partnership management, and regional sales and corporate finance at GlaxoSmithKline, or GSK. His last position at GSK was Vice President of Sales-CNS/GI Division. From 1976 to 1987, he held various financial management positions with Marathon Oil Company, including serving four years in London, England. While at Marathon, he was a certified treasury manager and a certified public accountant. Mr. Hawley served as a member of the board of directors of Cypress Bioscience, Inc., a publicly traded pharmaceutical company, until December 2010. Mr. Hawley holds a B.Sc. in Accounting from Eastern Illinois University. As one of our co-founders and having served as our Chief Executive Officer since August 2006, Mr. Hawley’s extensive knowledge of our business, history and culture, as well as over 20 years of experience in the pharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Erle T. Mast has served as a member of our board of directors since May 2008. Mr. Mast is a co-founder of and has served as Executive Vice President, Chief Financial Officer with Clovis Oncology, Inc. since May 2009. From July 2002 to May 2008, Mr. Mast served as Executive Vice President and Chief Financial Officer of Pharmion Corporation, until its acquisition by Celgene Corporation. From 2000 to 2002, after Elan Pharma International Ltd. acquired Dura Pharmaceuticals, Inc., Mr. Mast served as Chief Financial Officer for the Global Biopharmaceuticals business unit of Elan. From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura Pharmaceuticals. From 1984 to 1997, Mr. Mast held positions of increasing responsibility at Deloitte & Touche, LLP, serving most recently as Partner, where he provided accounting, auditing and business consulting services to companies in various industries, including the healthcare, pharmaceutical, biotech and manufacturing industries. Mr. Mast also serves on the board of directors of Somaxon Pharmaceuticals, Inc. Mr. Mast received a degree in Business Administration from California State University, Bakersfield. Mr. Mast’s experience as a chief financial officer of various companies in the healthcare industry and in providing accounting, auditing and consulting services while at Deloitte & Touche, LLP, as well as his expertise in management, accounting, treasury, and finance functions, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Kurt C. Wheeler has served as a member of our board of directors since August 2006. Mr. Wheeler is a Managing Director of Clarus Ventures, a venture capital firm, a position he has held since February 2005, and is a General Partner of MPM Capital BioVentures II and III funds, a position he has held since March 2000. From March 1992 to September 1998, Mr. Wheeler was Chairman and Chief Executive Officer of InControl, Inc., a publicly traded medical device company that designed, developed, and marketed implantable medical devices to treat irregular heart rhythms, which was sold to Guidant Corporation. Mr. Wheeler serves on the board of directors of several private medical device and biopharmaceutical companies. Mr. Wheeler holds a B.A. degree from Brigham Young University and a M.B.A. degree from Northwestern University, where he serves on the Kellogg Alumni Advisory Board. Mr. Wheeler’s background as a chief executive officer of a large, publicly-traded company, his extensive experience at the board level in various biopharmaceutical companies and his experience as a venture capitalist focused in the biopharmaceutical industry, bring to our board critical skills related to financial oversight of complex organizations, financing and strategic planning, and contributed to our board of directors’ conclusion that he should serve as a director of our company.

Term Expiring at the

2014 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Zogenix, Inc.
Louis C. Bock	47	Director
Cam L. Garner	63	Chairman of the Board of Directors
Mark Wiggins	56	Director

Louis C. Bock has served as a member of our board of directors since August 2006. Since its formation in January 2007, Mr. Bock has served as Managing Director of Scale Venture Partners, a venture capital firm. Mr. Bock joined Scale Venture Partners in September 1997 from Gilead Sciences, Inc., a biopharmaceutical company, where he held positions in research, project management, business development and sales from September 1989 to September 1997. Prior to Gilead, he was a research associate at Genentech, Inc. from November 1987 to September 1989. He currently serves as a director of Arizona Therapeutics, Inc. (AzTE), Ascenta Therapeutics, Inc., Horizon Therapeutics, Inc., Orexigen Therapeutics, Inc., New Century Hospice, Inc. and Sonexa Therapeutics, Inc. and is responsible for Scale Venture Partners’ prior investments in Seattle Genetics, Prestwick Pharmaceuticals, Inc. and Somaxon Pharmaceuticals, Inc. Mr. Bock received his B.S. in Biology from California State University, Chico and an M.B.A. from California State University, San Francisco. Mr. Bock’s extensive clinical and leadership experience in the biotechnology and biopharmaceutical industries, including experience in research, project management, business development and sales from his time at Gilead, and his membership on other companies’ boards of directors, including positions on other audit and nominating/corporate governance committees, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Cam L. Garner is one of our co-founders and has served as chairman of our board of directors since August 2006. Mr. Garner co-founded specialty pharmaceutical companies Cadence Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc., Evoke Pharma, Inc., Elevation Pharmaceuticals, Inc., DJ Pharma, Verus Pharmaceuticals, Inc., Xcel Pharmaceuticals, Inc., Neurelis, Inc. and Meritage Pharma, Inc. He has served as chairman of Cadence, Verus, Evoke, Elevation and Meritage since May 2004, November 2002, January 2007, December 2007 and February 2008, respectively. Xcel was acquired in March 2005 by Valeant Pharmaceuticals International and DJ Pharma was sold to Biovail in 2000. He was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 to 2000 until it was sold to Elan in November 2000. Mr. Garner also serves on the board of directors of Aegis Therapeutics, Inc. Mr. Garner earned his B.A. in Biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College. As one of our co-founders and having served as our chairman since August 2006, Mr. Garner’s extensive knowledge of our business, history and culture, his extensive experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mark Wiggins has served as a member of our board of directors since May 2011. Mr. Wiggins recently served as the Chief Business Officer of Mpex Pharmaceuticals, a biopharmaceutical company, overseeing strategic business operations and the sale of the Company in 2011. From May 1998 to February 2009, Mr. Wiggins was employed at Biogen Idec, Inc., and its predecessor Idec Pharmaceuticals, Corp., biotechnology companies, where he served as head of Business Development, later as Vice President of Marketing and Business Development and most recently as Executive Vice President of Corporate and Business Development. At Idec Pharmaceuticals, Mr. Wiggins was a member of the management committee for the collaboration with Genentech on Rituxan®, and he was responsible for worldwide partnering, licensing and corporate acquisitions. Mr. Wiggins has substantial experience in pharmaceutical marketing and business development activities. Prior to Biogen Idec, Mr. Wiggins spent sixteen years in a number of positions of increasing responsibility in marketing, marketing research and business development at Hybridon, Inc., Schering-Plough Corporation (now Merck), Johnson & Johnson and Pfizer, Inc. Mr. Wiggins’ business development transaction experience includes closing over twenty licensing deals and several global corporate partnerships and company acquisitions. Mr. Wiggins earned his B.S. degree in Finance from Syracuse University and an M.B.A. from the University of Arizona. Mr. Wiggins’ expertise in business development activities and the marketing of pharmaceutical products, as well as his extensive management experience within the biopharmaceutical industry, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Roger L. Hawley, our Chief Executive Officer, and Stephen J. Farr, Ph.D., our President and Chief Operating Officer.

Board Leadership Structure

Our board of directors is currently led by its chairman, Cam L. Garner. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During the fiscal year 2011, our board of directors met sixteen times, including telephonic meetings. In that year, each director attended at least 75% of the aggregate of the meetings held by the board of directors, and each director who is a member of a committee attended at least 75% of the meetings the committees of our board of directors held on which the director served.

Committees of the Board Of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.zogenix.com.

Audit Committee

The audit committee of our board of directors currently consists of Messrs. Mast (chairman and audit committee financial expert) and Bock and Dr. Minocherhomjee. The audit committee met six times during fiscal year 2011, including telephonic meetings. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of Exchange Act. In addition, our board of directors has determined that Mr. Mast qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The audit committee’s responsibilities include, among other things:

•	selecting and engaging our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Drs. Blair and Minocherhomjee and Messrs. Garner (chairman) and Wheeler. The compensation committee met five times during fiscal year 2011, including telephonic meetings. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;

•	reviewing and recommending to the full board for approval the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers, including executive employment and severance agreements;

•	reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;

•

reviewing, approving and administering our benefit plans and the issuance of stock options and other awards under our equity incentive plans (other than any such awards that must be approved by the full board);

•

reviewing and discussing with management our compensation discussion and analysis to be included in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members including compliance of the compensation committee with its charter.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee of our board of directors currently consists of Messrs. Garner (chairman), Mast and Wiggins. The nominating/corporate governance committee met three times during fiscal year 2011, including telephonic meetings. Our board of directors has determined that all members of the nominating/corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating/corporate governance committee is governed by a written charter approved by our board of directors. The nominating/corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating/corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	developing guidelines for board compensation;

•	overseeing our board of directors’ performance and self-evaluation process;

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

•

reviewing and evaluating, at least annually, the performance of the nominating/corporate governance committee and its members including compliance of the nominating/corporate governance committee with its charter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance). In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2011. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2012.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Erle T. Mast (Chairman)
Louis C. Bock
Arda M. Minocherhomjee, Ph.D.

Compensation Committee Interlocks and Insider Participation

James C. Blair, Ph.D., Cam L. Garner, Arda M. Minocherhomjee, Ph.D. and Kurt C. Wheeler served on our compensation committee during the 2011 fiscal year. Prior to establishing the compensation committee, our board of directors as a whole performed the functions delegated to the compensation committee. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating/corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	commercialization experience in large pharmaceutical companies;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment.

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating/corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating/corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating/corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating/corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating/corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating/corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. To date, the nominating/corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating/corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating/corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2013 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All of our directors attended our 2011 annual meeting of stockholders, except Ken Haas, who served on our board of directors through the date of our 2011 annual meeting.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Zogenix, Inc., 12400 High Bluff Drive, Suite 650, San Diego, California 92130. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter are available, free of charge, on our website at www.zogenix.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Zogenix, Inc., Attention: Corporate Secretary, 12400 High Bluff Drive, Suite 650, San Diego, California 92130.

Director Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees.

Under our non-employee director compensation policy, we provide cash compensation in the form of an annual retainer of $37,000 for each non-employee director. We also pay an additional annual retainer of $60,000 to the chairman of our board of directors (however the total cash compensation paid to the chairman of the board in all capacities cannot exceed $100,000 in any calendar year), $20,000 to the chair of our audit committee, $10,000 to the chair of our compensation committee, and $7,500 to the chair of our nominating/corporate governance committee. We also pay an additional $7,000 per year to members of the audit committee, an additional $5,000 per year to members of our compensation committee and an additional $4,000 per year to members of our nominating/corporate governance committee. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

Also under our non-employee director compensation policy, any non-employee director who is first elected to the board of directors will be granted an option to purchase 50,000 shares of our common stock on the date of his or her initial election to the board of directors. In addition, on the date of each annual meeting of our stockholders, each non-employee director will be eligible to receive an option to purchase 35,000 shares of common stock. For 2012 only, in addition to an annual award at the annual meeting, the board of directors has approved a one-time grant to each current non-employee director of options to purchase 50,000 shares of our common stock. These options will be granted under the amended and restated 2010 Equity Incentive Award Plan prior to the date of the annual meeting, but will be subject to approval of such plan pursuant to Proposal 3. Such options will have an exercise price per share equal to the fair market value of our common stock on the date of grant.

The initial options granted to non-employee directors and the one-time grants to be made prior to the annual meeting described above will vest over 3 years in 36 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The term of each option granted to a non-employee director will be ten years. These options will be granted under the amended and restated 2010 Equity Incentive Award Plan, assuming approval of Proposal 3.

Summary Director Compensation

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Arda M. Minocherhomjee, Ph.D.	$49,000	$34,466	$83,466
Cam L. Garner	100,000	29,978	129,978
Erle T. Mast	61,000	102,303	163,303
James C. Blair, Ph.D.	42,000	29,978	71,978
Ken Haas (2)	16,220	—	16,220
Kurt C. Wheeler	42,000	29,978	71,978
Louis C. Bock Mark Wiggins (2)	44,000 24,780	29,978 63,423	73,978 88,203

(1)	Represents the grant date fair value of the awards granted in 2011 as computed in accordance with ASC Topic 718. For a discussion of the valuation assumptions, see Note 8 to our consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2012.
(2)	Mr. Haas served on our board of directors through the date of our 2011 annual meeting, May 24, 2011. Effective on the date of our 2011 annual meeting, Mr. Wiggins was appointed as a Class I director to replace Mr. Haas.

The aggregate number of shares subject to stock options outstanding at the end of fiscal 2011 for each non-employee director is as follows:

Name	Number of Shares Underlying Options Outstanding At December 31, 2011
Arda M. Minocherhomjee, Ph.D.	21,750
Cam L. Garner	16,000
Erle T. Mast	53,500
James C. Blair, Ph.D.	14,250
Ken Haas	9,250
Kurt C. Wheeler	25,250
Louis C. Bock	25,250
Mark Wiggins	25,000

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the three nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF JAMES C. BLAIR, PH.D., STEPHEN J. FARR, PH.D., AND ARDA M. MINOCHERHOMJEE, PH.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accountants for the year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since its inception in 2006. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accountants is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2011 and 2010, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2011	2010
Audit Fees(1)	$472,365	$1,084,886
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,995	1,950

	$474,360	$1,086,836

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements and review of our registration statements on Forms S-1 and S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred during 2011 or 2010.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP. There were no such fees incurred during 2011 or 2010.
(4)	All Other Fees consist of fees billed in the indicated year for an annual subscription to Ernst & Young LLP’s online resource library.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2011 and

2010. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL OF AMENDMENT AND RESTATEMENT OF

2010 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2010 Equity Incentive Award Plan, or the 2010 Plan. The proposed amended and restated 2010 Plan is referred to herein as the “Restated Plan.” Our board of directors approved the Restated Plan on April 16, 2012, subject to stockholder approval. The Restated Plan will become effective, subject to stockholder approval, as of the date our board of directors approved the Restated Plan. In the event that our stockholders do not approve the Restated Plan, then it will not become effective, any awards granted thereunder will be cancelled, and the 2010 Plan will continue in full force and effect in accordance with its terms as previously approved by our stockholders.

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Overview of Proposed Amendments

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The 2010 Plan was first adopted by our board of directors and approved by our stockholders in 2010 in connection with our initial public offering. As of March 30, 2012, a total of 4,299,972 shares were reserved under the 2010 Plan, the aggregate number of shares of common stock subject to awards under the 2010 Plan was 2,155,363 and a total of 2,132,808 shares of common stock remained available under the 2010 Plan for future issuance. The number of shares reserved for issuance under the 2010 Plan may be increased from time to time by the number of shares of common stock related to options granted under our 2006 Equity Incentive Award Plan, or the 2006 Plan, that are repurchased, forfeited, expire or are cancelled on or after the effective date of the 2010 Plan. As of March 30, 2012, options to purchase 1,328,116 shares were outstanding under the 2006 Plan. In addition, the 2010 Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2010 Plan on January 1 of each year during the ten year term of the 2010 Plan, beginning on January 1, 2011. The annual increase in the number of shares is currently equal to the least of:

•	4% of our outstanding capital stock on the first day of the applicable fiscal year;

•	1,000,000 shares; and

•	an amount determined by our board of directors.

The automatic increase pursuant to the evergreen provision of the 2010 Plan on each of January 1, 2011 and January 1, 2012 was 1,000,000 shares and these increases are included in the total number of shares currently reserved for issuance under the 2010 Plan set forth above. Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the 2010 Plan may not exceed an aggregate of 14,034,000 shares, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Pursuant to the Restated Plan, the number of shares that will be reserved for issuance under the Restated Plan will be increased to 9,300,000, plus any shares related to outstanding options granted under our 2006 Plan that are repurchased, forfeited, expire or are cancelled on or after the effective date of the Restated Plan. In addition, the evergreen provision will be amended such that, commencing on January 1, 2013, and on each January 1 thereafter during the term of the Restated Plan, the aggregate number of shares available for issuance under the Restated Plan shall be increased by that number of shares of our common stock equal to the least of:

•	4% of our outstanding capital stock on the day of the increase; or

•	an amount determined by our board of directors.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the Restated Plan may not exceed an aggregate of 60,000,000 shares. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Unless the Restated Plan is authorized and approved by our stockholders, the number of shares available for issuance under the 2010 Plan may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees, directors and consultants that benefits all of our stockholders. The increase will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success. Without sufficient stock options to effectively attract, motivate and retain employees, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our company. These cash replacement alternatives would then reduce the cash available for product development, operations and other purposes.

The term of the Restated Plan will also be extended so that the Restated Plan will terminate in 2022.

We are also seeking stockholder approval of the material terms of performance goals under the Restated Plan. Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Restated Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights, or SARs, generally qualify as performance-based compensation if granted with an exercise price no less than the fair market value on the date of grant. Other awards that we may grant under the Restated Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the compensation committee. The compensation committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals following the expiration of the post-initial public offering transition period. The transition period will end on the date of the annual meeting if the Restated Plan is approved by the stockholders. For a discussion of the performance criteria for which approval is being sought, please see the discussion under “Qualified Performance-Based Compensation” below.

If this Proposal 3 is not approved, the Restated Plan will not become effective, but the existing 2010 Plan will remain in effect.

Securities Subject to the Restated Plan

As of March 30, 2012, a total of 4,299,972 shares of our common stock are currently authorized for issuance under the 2010 Plan and will be reserved for issuance under the Restated Plan. Pursuant to the Restated Plan, the number of shares that will be reserved for issuance as of the effective date of the Restated Plan will be increased to 9,300,000. As described above, the number of shares reserved for issuance under the Restated Plan will also be increased from time to time by the number of shares of common stock related to outstanding options granted under our 2006 Plan that are repurchased, forfeited, expire or are cancelled after the effective date of the Restated Plan. In addition, commencing on January 1, 2013 and on each January 1 thereafter during the term of the

Restated Plan, the aggregate number of shares available for issuance under the Restated Plan shall be increased by that number of shares of our common stock equal to the least of:

•	4% of our outstanding capital stock on the day of the increase; or

•	an amount determined by our board of directors.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the Restated Plan may not exceed the aggregate of 60,000,000 shares. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

To the extent that an award expires or is forfeited or an award is settled for cash, any shares subject to the award will, to the extent of such expiration, forfeiture or cash settlement, be available for future grant or sale under the Restated Plan. In addition, shares of common stock which are delivered by the holder or withheld by us in payment of the grant or exercise price or tax withholding obligation of any award under the Restated Plan will again be available for future grant or sale under the Restated Plan. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Restated Plan, such shares shall again be available for future grant or sale under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the plan.

Administration

The compensation committee of our board of directors administers the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full board of directors). To administer the Restated Plan, our compensation committee must consist solely of at least two members of our board of directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, an “outside director” for purposes of Section 162(m). Subject to the terms and conditions of the Restated Plan, our compensation committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. Our compensation committee is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our board of directors may at any time revest in itself the authority to administer the Restated Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted incentive stock options, or ISOs. As of March 30, 2012, there were 7 non-employee directors and 160 employees who would have been eligible for awards under the Restated Plan had it been in effect on such date. The maximum number of shares that may be subject to awards granted under the Restated Plan to any individual in any calendar year cannot exceed 2,000,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to one or more cash based awards under the Restated Plan is $2,000,000. The closing share price per share for our common stock on the Nasdaq Global Market on March 30, 2012 was $2.00.

Awards

The Restated Plan provides that our compensation committee (or the board of directors, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, performance bonus awards, performance-based awards, and other stock-based awards, or any combination thereof. Our compensation committee (or the board of directors, in the case of awards to non-employee directors) will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•

Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of our compensation committee or our board of directors, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by our compensation committee (or our board of directors, in the case of awards to non-employee directors). NQSOs may be granted for any term specified by our compensation committee (or our board of directors, in the case of awards to non-employee directors).

•

Incentive stock options, or ISOs, are designed to comply with the provisions of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•

Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our compensation committee (or our board of directors, in the case of awards to non-employee directors). Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.

•

Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by our compensation committee (or our board of directors, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•

SARs granted under the Restated Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. Except as required by Section 162(m) of the Internal Revenue Code with respect to SARs intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the Restated Plan on the exercise of SARs or the amount of gain realizable therefrom. Our compensation committee (or the board of directors, in the case of awards to non-employee directors) may elect to pay SARs in cash or in common stock or in a combination of both.

•

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•

Performance bonus awards may be granted by our compensation committee on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by our compensation committee and relate to one or more performance criteria on a specified date or dates determined by our compensation committee. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be, but need not be, qualified performance-based compensation as described below and will be paid in cash.

•

Stock payments may be authorized by our compensation committee (or our board of directors, in the case of awards to non-employee directors) in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our board of directors.

Qualified Performance-Based Compensation

The compensation committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The compensation committee may grant to such covered employees restricted stock, dividend equivalents, stock payments, restricted stock units, cash bonuses and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance criteria as applicable to our performance or the performance of a division, business unit or an individual, measured either in absolute terms, on a same-property basis, as compared to any incremental increase or as compared to results of a peer group: operating or other costs and expenses, improvements in expense levels, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, stockholders’ equity, return on stockholders’ equity, return on sales, gross or net profit or operating margin, working capital, net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, net income (either before or after taxes), adjusted net income, operating earnings, earnings per share of stock, adjusted earnings per share of stock, price per share of stock, capital raised in financing transactions or other financing milestones, market recognition (including but not limited to awards and analyst ratings), financial ratios, implementation or completion of critical projects, comparisons with various stock market indices, and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or development. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The compensation committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items relating to changes in tax laws, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator will make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (2) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (3) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

•

a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•

during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

•

our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•

which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment and Termination of the Restated Plan

Our board of directors may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan. If not terminated earlier by our board of directors, the Restated Plan will terminate on the tenth anniversary of the date of its initial approval by our board of directors.

Repricing Permitted

Our compensation committee (or the board of directors, in the case of awards to non-employee directors) has the authority, without the approval of our stockholders, to authorize the amendment of any outstanding award to reduce its price per share and to provide that an award will be canceled and replaced with the grant of an award having a lesser price per share. Our compensation committee (or the board of directors, in the case of awards to non-employee directors) also has the authority, without the approval of our stockholders, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

•

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•

Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in

Section 83 of the Internal Revenue Code) may make an election under Section 83(b) of the Internal Revenue Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

•

Dividend Equivalents, Stock Payment Awards and Cash-Based Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

•

Section 162(m) Limitation. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent compensation committee determines performance goals and if the material terms of the performance-based compensation are disclosed to and approved by our stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. Rights or awards granted under the Restated Plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

We have attempted to structure the Restated Plan in such a manner that the compensation attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel regarding this issue.

New Plan Benefits

In April 2012, the compensation committee approved the award to certain of our executives and employees of options to purchase up to 5,900,000 shares of our common stock, including an aggregate award of options to our named executive officers to purchase 2,500,000 shares, an aggregate award of options to certain of our key employees to purchase 1,400,000 shares and an aggregate award to other employees to purchase up to 2,000,000 shares. Such awards will be subject to cancellation in the event the Restated Plan is not approved by the Company’s stockholders to the extent such awards exceed the currently available share reserve under the 2010 Plan. In addition to the awards that will be made to our executives and other employees, our non-employee directors will be eligible to receive automatic option grants under the Restated Plan, as described above under “Director Compensation.”

The table below sets forth the estimated awards made or expected to be made under the Restated Plan to our employees and non-employee directors during 2012. All other future grants under our 2010 Plan and our Restated Plan are within the discretion of our board of directors or the compensation committee and the benefits of such grants are, therefore, not determinable.

	Dollar Value ($)	Number of Shares Covered by Awards (#)
Roger L. Hawley, Chief Executive Officer and Director	(1)	1,000,000
Stephen J. Farr, Ph.D., President, Chief Operating Officer and Director	(1)	700,000
Ann D. Rhoads, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	(1)	450,000
Cynthia Y. Robinson, Ph.D., Chief Development Officer	(1)	350,000
All current executive officers as a group	(1)	2,500,000
All current directors who are not executive officers as a group (2)	(1)	595,000
All employees who are not executive officers as a group	(1)	3,400,000

(1)	Not determinable at this time.
(2)	Assumes that each non-employee director will be granted a one-time option to purchase 50,000 shares of common stock prior to the date of the annual meeting of stockholders and an option to purchase 35,000 shares of common stock on the date of the annual meeting of stockholders.

Awards Under the 2010 Plan

As of December 31, 2011, each of our named executive officers and the other groups identified below have received the following option grants under the 2010 Plan:

Stock Options Granted (#)
Roger L. Hawley, Chief Executive Officer and Director	300,000
Stephen J. Farr, Ph.D., President, Chief Operating Officer and Director	250,000
Ann D. Rhoads, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	180,000
Cynthia Y. Robinson, Ph.D., Chief Development Officer	110,000
All current executive officers as a group	840,000
All current directors who are not executive officers as a group	129,250
James C. Blair, Ph.D., 2012 director nominee	12,500
Arda M. Minocherhomjee, Ph.D., 2012 director nominee	14,250
All employees who are not executive officers as a group	1,258,400

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Restated Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 65,372,792 shares of common stock outstanding on April 19, 2012, our board of directors has reserved an aggregate of 4,302,253 shares of common stock for issuance upon exercise of options and rights granted under our stock option plans.

Although, at present, our board of directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except as may be required in certain cases by law or the rules of the Nasdaq Stock Market. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other purposes.

Our audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 4 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 31, 2012 for:

•	each person known to us, or group of affiliated persons, to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Zogenix, Inc., 12400 High Bluff Drive, Suite 650, San Diego, California 92130. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 65,372,792 shares of common stock outstanding on March 31, 2012.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable as of May 30, 2012, which is 60 days after March 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders:
Funds affiliated with Domain Associates, L.L.C.(1) One Palmer Square Princeton, NJ 08542	10,127,836	15.5%
Clarus Lifesciences I, L.P.(2) 101 Main Street, Suite 1210 Cambridge, MA 02142	9,507,689	14.5%
Funds affiliated with FMR LLC(3) 82 Devonshire St Boston, MA 02109	6,408,467	9.8%
Scale Venture Partners II, LP(4) 950 Tower Lane, Suite 700 Foster City, CA 94404	5,346,796	8.2%

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
Executive Officers and Directors:
Roger L. Hawley(5)	763,524	1.2%
Stephen J. Farr, Ph.D.(6)	522,917	*
Ann D. Rhoads(7)	328,524	*
Cynthia Y. Robinson, Ph.D.(8)	122,084	*
James C. Blair, Ph.D.(1)	10,127,836	15.5%
Kurt C. Wheeler(2)	9,507,689	14.5%
Louis C. Bock(4)	25,250	*
Arda M. Minocherhomjee(9)	2,984,077	4.6%
Cam L. Garner(10)	242,750	*
Erle T. Mast(11)	60,221	*
Mark Wiggins(12)	8,333	*
Executive officers and directors as a group (11 persons)(13)	24,693,205	37.2%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Includes (a) 11,000 shares of common stock held by Domain Associates, L.L.C., (b) 9,894 shares of common stock held by Domain Partners VI, L.P., (c) 106 shares of common stock held by DP VI Associates, L.P., (d) 9,923,335 shares of common stock held by Domain Partners VII, L.P. and (e) 169,251 shares of common stock held by DP VII Associates, L.P. Also includes 14,250 shares of common stock Dr. Blair has the right to acquire pursuant to outstanding options which are immediately exercisable. The voting and disposition of the shares held by Domain Associates, L.L.C. is determined by its managing members. The voting and disposition of the shares held by Domain Partners VI, L.P. and DP VI Associates, L.P. is determined by the managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. The voting and disposition of the shares held by Domain Partners VII, L.P. and DP VII Associates, L.P. is determined by the managing members of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P. Dr. Blair is a managing member of Domain Associates, L.L.C., One Palmer Square Associates VI, L.L.C. and One Palmer Square Associates VII, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(2)	Includes 9,482,439 shares of common stock held by Clarus Lifesciences I, L.P. Mr. Wheeler is a managing director of Clarus Ventures I, LLC, the General Partner to Clarus Ventures I Management, L.P., the General Partner to Clarus Lifesciences I, L.P. and has shared voting and disposition power related to all shares. All shares are held for the benefit of Clarus Lifesciences I, L.P. Mr. Wheeler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 25,250 shares of common stock Mr. Wheeler has the right to acquire pursuant to outstanding options which are immediately exercisable.
(3)	Includes 6,408,467 shares of common stock held by FMR LLC. Information regarding these shares is based in part on the Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2012.
(4)	Includes, in the case of Scale Venture Partners II, LP, 5,321,546 shares of common stock held by such fund. The voting and disposition of the shares held by Scale Venture Partners II, LP is determined by a majority in interest of the three managing managers of Scale Venture Management II, LLC, the ultimate general partner of Scale Venture Partners II, LP. Mr. Bock is one of the members of Scale Venture Management II, LLC but has no sole or shared voting or investment power with respect to such shares. Also includes, in the case of both Scale Venture Partners II, LP and Mr. Bock, 25,250 shares of common stock Mr. Bock has the right to acquire pursuant to outstanding options which are immediately exercisable. Mr. Bock is deemed to hold the reported shares for the benefit of Scale Venture Partners II, LP. Scale Venture Partners II, LP is deemed the indirect beneficial owner of the options.

(5)	Includes 387,500 shares Mr. Hawley has the right to acquire pursuant to outstanding options which are immediately exercisable, 84,375 of which would be subject to our right of repurchase within 60 days of March 31, 2012.
(6)	Includes 222,917 shares Dr. Farr has the right to acquire pursuant to outstanding options which are immediately exercisable, 50,781 of which would be subject to our right of repurchase within 60 days of March 31, 2012.
(7)	Includes 205,500 shares Mrs. Rhoads has the right to acquire pursuant to outstanding options which are immediately exercisable, 78,750 of which would be subject to our right of repurchase within 60 days of March 31, 2012.
(8)	Includes 122,084 shares Dr. Robinson has the right to acquire pursuant to outstanding options which are immediately exercisable, 21,000 of which would be subject to our right of repurchase within 60 days of March 31, 2012.
(9)	Includes 2,962,327 shares of common stock held by Chicago Growth Partners II, LP. Chicago Growth Management II, LLC is the general partner of Chicago Growth Management II, LP, the general partner of Chicago Growth Partners II, LP. Chicago Growth Management II, LLC and Chicago Growth Management II, LP have shared voting and dispositive power over the shares. Dr. Minocherhomjee is a Managing Director of Chicago Growth Management II, LLC and Chicago Growth Management II, LP and as such has a proportionate pecuniary interest in such shares, but does not have sole voting or investment power with respect to such shares. Dr. Minocherhomjee disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 21,750 shares of common stock Mr. Minocherhomjee has the right to acquire pursuant to outstanding options which are immediately exercisable.
(10)	Includes 226,750 shares held by Garner Investments, LLC, of which Mr. Garner is the managing member, and 16,000 shares Mr. Garner has the right to acquire pursuant to outstanding options which are immediately exercisable.
(11)	Includes 53,500 shares Mr. Mast has the right to acquire pursuant to outstanding options which are immediately exercisable.
(12)	Includes 8,333 shares Mr. Wiggins has the right to acquire pursuant to outstanding options which are immediately exercisable.
(13)	Includes 1,102,334 shares of common stock subject to outstanding options which are immediately exercisable, 234,906 of which would be subject to our right of repurchase within 60 days of March 31, 2012.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers and Key Employees

The following table sets forth certain information about our executive officers and certain key employees as of April 15, 2012:

Name	Age	Position
Executive Officers:
Roger L. Hawley	59	Chief Executive Officer and Director
Stephen J. Farr, Ph.D.	53	President, Chief Operating Officer and Director
Ann D. Rhoads	46	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Cynthia Y. Robinson, Ph.D.	53	Chief Development Officer
Key Employees:
Jeff D. Durflinger Stephen H. Jenner	51 44	Vice President, Technical Operations and Product Supply Vice President, Marketing
Bret E. Megargel	43	Vice President, Corporate Development
Edward F. Smith III, Ph.D., RAC	58	Vice President, Regulatory Affairs and Product Quality / Safety
Mark R. Thompson	59	Vice President, Sales and Managed Markets
John J. Turanin	54	Vice President and General Manager, Zogenix Technologies

Executive Officers

The biographies of Roger L. Hawley and Stephen J. Farr, Ph.D. can be found under “Proposal 1 — Election of Directors.”

Ann D. Rhoads has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since March 2010. From 2000 to December 2009, Ms. Rhoads was the Chief Financial Officer and Senior Vice President for Premier, Inc., a healthcare service company, where she had responsibility for all areas of financial management, strategic planning, business development, information technology, and ethics and compliance. From August 1998 to 2000, Ms. Rhoads served as Vice President for strategic initiatives at Premier, where she was responsible for overseeing strategic investments, including a venture capital fund, as well as assisting Premier operating divisions with long range strategic planning. Prior to joining Premier, Ms. Rhoads held various positions at Sprout Group, a venture capital affiliate of Donaldson, Lufkin & Jenrette (now part of Credit Suisse First Boston), Bain & Company and Merrill Lynch Capital Partners (now known as Stonington Partners). Ms. Rhoads is a member of the board of directors of Globus Medical and Novellus Systems, Inc. Ms. Rhoads received a B.S. from the University of Arkansas and an M.B.A. from the Harvard Business School.

Cynthia Y. Robinson, Ph.D. has served as our Chief Development Officer since April 2008, after consulting for us from April 2007 to April 2008. From November 2004 to July 2007, Dr. Robinson served as Senior Vice President, Development Operations at InterMune, Inc. From April 1989 to August 2004, Dr. Robinson held positions of increasing responsibility at Elan Pharmaceuticals, Inc. (acquired by Alkermes Plc), serving most recently as Vice President, Project Management, where she oversaw a portfolio of 14 global development programs from pre-clinical through commercialization, including multiple products in the therapeutic areas of CNS and pain. These efforts resulted in nine U.S. New Drug Applications, four European Marketing Authorization Applications and four U.S. product launches. Dr. Robinson holds a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of Alabama.

Key Employees

Jeff Durflinger has served as our Vice President of Technical Operations and Product Supply since March 2011. Mr. Durflinger previously served as our Senior Director of Manufacturing from October 2008 and prior to that as our Director of Supply Chain Operations, beginning in January 2007. From 2004 to January 2007, Mr. Durflinger served as Director of Supply Chain Operations at Chiron Corporation (acquired by Novartis Pharmaceuticals), a publicly-held multinational biopharmaceutical company, where he led supply chain activities for Betaseron®, Proleukin® and vaccine operations. Prior to joining Chiron, Mr. Durflinger held various operating and technical positions with Optime Therapeutics, a private pharmaceutical company, where he led technical and business development of the company’s proprietary manufacturing and drug delivery technologies; Dow Pharmaceutical Sciences, a manufacturing services provider; Stedim, a designer and manufacturer of custom single-use, sterile bio-processing supplies; Elan Pharmaceuticals, Inc. (acquired by Alkermes Plc), a biopharmaceutical company; and ALZA Corporation (acquired by Johnson and Johnson), a publicly-held drug delivery company. Mr. Durflinger holds a B.S. in Industrial Technology from California State University, Chico and an M.S. in Business from Golden Gate University.

Stephen H. Jenner has served as our Senior Director of Marketing since July 2008. From November 2007 to July 2008, Mr. Jenner served as the Senior Vice President of Client Services at MedAccess Communications, an advertising agency specializing in the pharmaceutical industry. From June 2005 to November 2007, Mr. Jenner served as the Senior Director of Marketing for Valeant Pharmaceuticals International, a publicly-held pharmaceutical company, where he led the Neurology Marketing Department. From July 2003 to June 2005, Mr. Jenner was the Senior Product Manager for Allergan Pharmaceuticals, a publicly-held pharmaceutical company, where he was the lead marketer for all Direct to Consumer activities related to BOTOX Cosmetic. From October 1998 to July 2003, Mr. Jenner held positions of increasing responsibility at Elan Pharmaceuticals, Inc. (acquired by Alkermes Plc), a publicly-held pharmaceutical company, most recently as Product Manager for the CNS/Movement Disorder Franchise. Mr. Jenner holds a B.S. in Business Administration from California Lutheran University and an M.B.A. from the University of Florida.

Bret E. Megargel is one of our co-founders and has served as our Vice President of Corporate Development since August 2006. From December 2005 to August 2006, Mr. Megargel served as a consultant to CG Pharma, Inc. From January 2005 to August 2007, Mr. Megargel served as Vice President of Planet Technologies, Inc., an allergy products company, where he was responsible for the general management of the company’s Allergy Free business. From 2002 to December 2004, Mr. Megargel served as Vice President of Business Development for Avera Pharmaceuticals, Inc., a private, central nervous system-focused development company. From 1999 to 2002, Mr. Megargel served as a Venture Partner for Windamere Venture Partners, LLC. During his tenure at Windamere, Mr. Megargel served as Vice President of Business Development for MD Edge, Inc., and Director of Business Development for Converge Medical, Inc. and was a member of the founding team of Dexcom, Inc. From 1991 to 1996, Mr. Megargel served as a consultant for The Healthcare Group of Marketing Corporation of America (now a Division of The InterPublic Group), where he was a case manager for projects that included major product development, licensing and acquisition, and marketing strategy assignments for pharmaceutical clients. Mr. Megargel received a B.A. in Economics from Dartmouth College and an M.B.A. at the Stanford University Graduate School of Business.

Edward F. Smith III, Ph.D., RAC has served as our Vice President, Regulatory Affairs and Drug Safety since October 2008. From April 2007 to October 2008, he was our Senior Director, Regulatory Affairs. From July 2006 to April 2007, he was the Senior Director, Regulatory Affairs at Connetics, a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. From October 2004 to July 2006, he was the Director, Regulatory Affairs at Nektar Therapeutics, a biopharmaceutical company. Dr. Smith has authored over 90 peer-reviewed scientific articles and has submitted numerous U.S. Food and Drug Administration and European Medicines Agency submissions. He was a Postdoctoral Fellow at the Medical University of South Carolina and the Institute of Pharmacology at the University of Koln in West Germany. Dr. Smith received a B.S. in Biology from Montana State University, an M.B.A. at Washington University and a Ph.D. in Physiology at Thomas Jefferson University.

Mark R. Thompson has served as our Vice President, Sales and Managed Markets since April 2008. From January 2006 to July 2007, Mr. Thompson served as Vice President, Sales of Valeant Pharmaceuticals International, a multinational specialty pharmaceutical company, where he led both the hepatology and neuroscience sales teams, as well as management of sales operations, analytics, and training. From March 2004 to December 2005, Mr. Thompson was the Vice President, Sales at InterMune, Inc., a biopharmaceutical company. From October 2002 to March 2004, Mr. Thompson was the Vice President, Sales at SkinMedica, Inc., a company focused on developing, acquiring and commercializing products that treat dermatologic conditions and improve the appearance of skin, and from August 2001 to October 2002 he served as Senior Director, National Sales for Elan Biopharmaceuticals, Inc., Primary Care Division leading a sales team of approximately 500 people. From July 1980 to August 2001, Mr. Thompson held positions of increasing responsibility at GSK serving most recently as Regional Vice President, where his responsibilities included sales of Imitrex® and other CNS products. Mr. Thompson holds a M.Ed. in Administration and Supervision from the University of North Carolina, Chapel Hill.

John J. Turanin is one of our co-founders and has served as our Vice President and General Manager, Zogenix Technologies since August 2010 and prior to that as our Vice President, Operations since our inception in May 2006. From 1997 to April 2006, Mr. Turanin served as Vice President, Corporate Planning and Program Management and held positions as Senior Director of Program Management, Director of New Product Planning, and Director of Respiratory Products Business Unit at Aradigm Corporation, a specialty pharmaceutical company, where he was responsible for leading numerous product development programs and strategic alliances. Mr. Turanin was also responsible for directing Aradigm’s integration of the DosePro technology acquisition and serving as program director for the sumatriptan DosePro development program. From 1987 to 1996, Mr. Turanin was General Manager of operations, quality, product development, and marketing for the respiratory therapeutics division at Invacare Corporation, a global manufacturer of home medical products. Mr. Turanin holds a B.A. in Business from Indiana University of Pennsylvania and an M.B.A. from the University of Pittsburgh.

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides information about the material components of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	Roger L. Hawley, our Chief Executive Officer;

•	Stephen J. Farr, Ph.D., our President and Chief Operating Officer;

•	Ann D. Rhoads, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and

•	Cynthia Y. Robinson, Ph.D., our Chief Development Officer.

Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the year ended December 31, 2011.

Executive Summary

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•	To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•	To establish a direct link between our business results, individual executive performance and total executive compensation.

•	To align the interests of our executive officers with those of our stockholders.

The primary elements of our executive compensation program are (1) base salary, (2) annual short-term cash incentives, (3) long-term equity incentives, (4) post-termination benefits, and (5) other benefits, such as health insurance and retirement benefits. We believe that each component aligns the interests of our named executive officers with the interests of our stockholders in different ways, whether through focusing on short-term and long-term performance goals, promoting an ownership mentality toward one’s job, linking individual performance to our performance.

In general, the majority of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•	The performance measures in our short-term cash incentive program are linked to key corporate objectives.

•

Corporate achievement represents the majority of each executive’s annual bonus opportunity and achievement relative to corporate objectives is used to determine the overall funding level of executive bonuses.

•	Our long-term equity incentives are granted in the form of stock options, which provide value to our executives only if our stock price increases.

This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our board of directors and our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2011 was appropriate when viewed in light of our corporate performance during 2011 and the individual performance of our named executive officers. Specifically, while our compensation committee acknowledged our corporate achievements and the high level of individual performance of our named executive officers during 2011, we did not meet all of our stated corporate objectives and annual bonus payments were reduced accordingly.

Compensation Determination Process

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional stock option awards to our named executive officers and certain other eligible employees for the then-current fiscal year.

During the fourth quarter of each year our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year, but such objectives historically have been recommended to the full board of directors for approval. Our Chief Executive Officer, with the assistance and support of our Chief Financial Officer and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation. In the beginning of each year, our named executive officers work with our Chief Executive Officer to establish their individual performance goals for the year, based on their respective roles within the company.

Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any decisions regarding our Chief Executive Officer’s compensation are made without him present.

Role of Compensation Consultant and Comparable Company Information

Our compensation committee has not historically established compensation levels based on benchmarking. Our compensation committee has instead relied upon the judgment of its members in making compensation decisions, after reviewing our performance and carefully evaluating a named executive officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value.

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the committee sees fit, in connection with compensation matters. Compensation consultants and other advisors retained by the compensation committee will report directly to the compensation committee which has the authority to select, retain and terminate any such consultants or advisors.

During 2011, our compensation committee engaged Compensia, Inc., or Compensia, to provide compensation consulting services and to assist the compensation committee in the determination of the key elements of our executive compensation programs. Specifically, for 2011, the compensation committee requested Compensia to advise it on a variety of compensation-related issues, including:

•	compiling, analyzing and presenting third-party survey data regarding the compensation of executives at comparable companies;

•	evaluating our current executive compensation program relative to this survey data, including base salary, bonus and equity ownership levels; and

•	providing general information concerning executive compensation trends and developments.

Compensia did not provide any other services to us in 2011 beyond its engagement as an advisor to the compensation committee on executive compensation matters.

For 2011, Compensia assisted the compensation committee in confirming a peer group of companies to be used in the compensation setting process. For 2011, a peer group of 19 life sciences companies with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

•	Market capitalization between $100 million and $475 million (median market capitalization of $285 million)

•	Companies in the development phase

•	Less than 350 employees

•	16 of the companies are located in California

Our 2011 peer group consisted of the following companies:

• Affymax Inc.	• Ista Pharmaceuticas, Inc.

• Alnylam Pharmaceuticals, Inc.	• Ligand Pharmaceuticals Incorporated

• Cadence Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.

• Cell Therapeutics, Inc.	• Optimer Pharmaceuticals, Inc.

• Cumberland Pharmaceuticals	• Orexigen Pharmaceuticals, Inc.

• Cytori Therapeutics Inc.	• Rigel Pharmaceuticals, Inc.

• Durect Corp.	• Santarus, Inc.

• Idenix Pharmaceuticals, Inc.	• Spectrum Pharmaceuticals, Inc.

• Inspire Pharmaceuticals, Inc.	• Vical Inc.

• Xenoport Inc.

Although we maintain the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, during 2011, the compensation committee also reviewed data compiled by Compensia consisting of industry survey data for two groups of companies: private companies and public companies. The compensation committee reviewed data from The Radford Global Life Sciences Compensation Survey, which consists of public companies throughout the United States primarily from the life sciences industry with between 50 and 150 employees. The compensation committee also reviewed data from the Advanced HR – Option Impact Pre-IPO Compensation Database, which consists of private companies throughout the United States. The data from this survey reviewed by our compensation committee was for companies from the life sciences industry, with between 50 and 150 employees and that had raised more than $100 million in capital. This survey data was presented separately to the compensation committee, so that it could see the relative compensation levels for both private and public companies. With respect to the survey data presented to the compensation committee, the identities of the individual companies included in the survey were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. We believe that by utilizing both sets of survey data, our compensation committee is able to review an appropriate set of competitive data for use in making compensation decisions. We believe that by utilizing both publicly available peer group data and the survey data from the published surveys, we are able to develop the best set of competitive data for use in making compensation decisions.

While our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2011 base salaries, target bonuses and equity awards for our named executive officers, our committee did not attempt to set those compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members relied on their judgment and experience in setting those compensation levels and making those awards.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our compensation committee does not have any formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s and President and Chief Operating Officer’s roles and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.

We do not yet have a formal policy to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would otherwise reduce the size of the initial payment or award.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.

Our Chief Executive Officer’s base salary is based upon the same policies and criteria used for other named executive officers as described above. Each year the compensation committee reviews the Chief Executive Officer’s compensation arrangements and his individual performance for the previous fiscal year, as well as our performance as a whole, and makes recommendations to the full board of directors of adjustments to such compensation, if appropriate.

In March 2011, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and Compensia, determined to increase base salaries of our named executive officers for 2011, effective April 1, 2011. The base salaries for our named executive officers as of April 1, 2011 are as shown in the following table.

Named Executive Officer	2010 Base Salary	Base Salary as of April 1, 2011
Roger L. Hawley	$420,000	$435,000
Stephen J. Farr, Ph.D.	$341,250	$350,000
Ann D. Rhoads	$325,000	$335,000
Cynthia Robinson, Ph.D.	$272,000	$280,000

The actual base salaries paid to all of our named executive officers for 2011 are set forth in the “Summary Compensation Table” below.

The compensation committee has determined that the named executive officers will not receive base salary increases for 2012.

Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors and, with respect to our named executive officers other than Mr. Hawley, individual performance.

Bonuses are set based on the executive’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses are currently as follows: 50% of base salary for the Chief Executive Officer (100% of which is based on corporate objectives), 45% of base salary for our President and Chief Operating Officer and Executive Vice President and Chief Financial Officer (80% of which is based on corporate objectives and 20% of which is based on individual performance), and 35% of base salary for all other named executive officers (60% of which is based on corporate objectives and 40% of which is based on individual performance).

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and establishment of new collaborative arrangements. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus opportunity, before any determination of the individual component of the award. The individual component of each named executive’s bonus award is not necessarily based on the achievement of any predetermined criteria or guidelines but rather on the compensation committee’s subjective assessment of the officer’s overall performance of his or her duties. In coming to this determination, our compensation committee does not follow any guidelines, nor are there such standing guidelines regarding the exercise of such discretion.

All final bonus payments to our named executive officers are determined by our compensation committee, other than the bonus payments to our Chief Executive Officer, whose compensation is approved by the full board of directors. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee (or the full board of directors, with respect to our Chief Executive Officer).

2011 Performance Bonuses. For 2011, corporate objectives generally fell into the following categories: sales performance for Sumavel DosePro (60%); progressing the Hydrocodone CR program through key development milestones to ensure the submission of an NDA to the FDA (30%); and general business development objectives (10%). Objectives were weighted based on their level of importance to the business plan.

In evaluating management’s performance against our 2011 corporate goals, our board of directors determined to award a corporate achievement level of 65.8% relative to those goals. Both qualitative and quantitative measures were established for the corporate objectives during 2011. These performance objectives were used as a guide by the board of directors in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts. The board of directors believed that it was better to evaluate our overall performance in these areas throughout the year in light of the general economic and industry conditions in which we operate. In coming to its final determination regarding the overall corporate achievement percentage, and the resulting funding of our annual bonus program, our board of directors awarded half credit for corporate performance relative to the first objective, noting that, while our overall sales performance was below our original forecasts, together with our co-promotion partner, we successfully executed key sales and marketing initiatives with respect to Sumavel DosePro during 2011. With respect to the second objective, our board of directors awarded full credit in recognition of our continued progress towards an NDA submission to the FDA for Zohydro. With respect to the third objective, our board of directors awarded 57.5% credit for this objective. The board noted that we successfully initiated a named patient program and progressed Sumavel DosePro into new territories, we initiated new technical assessments for our Dose Pro technology and progressed the product profile of an early stage product candidate to the satisfaction of the board of directors.

This achievement level was then used to determine each named executive officer’s bonus. For Mr. Hawley, as his entire bonus is based on corporate achievement, his 2011 annual bonus represents 65.8% of his target bonus. For the other named executive officers, each of his or her target bonus was first multiplied by 65.8%. The resulting amount was then split into its corporate and individual components, based on the weighting applicable to such named executive officer as described above.

The compensation committee’s determination of the individual components of the 2011 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance objectives, criteria or guidelines, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2011.

The bonuses paid to our named executive officers for 2011 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. For 2011, while our compensation committee reviewed competitive market data prepared by Compensia in connection with its grant of long-term equity incentive awards to the named executive officers, such awards were not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. We have not granted any equity awards other than stock options to date.

To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

We use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of options are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of stock option awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make stock option awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted prior to 2011 to our named executive officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. Commencing in 2011, annual stock option awards to our named executive officers vest monthly over a four-year period. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate. For a description of certain accelerated vesting provisions applicable to such options, see “Proposal 3 — Approval of the Amendment and Restatement of the Company’s 2010 Equity Incentive Award Plan”. We do not have any stock ownership requirements for our named executive officers.

In March 2011, the compensation committee awarded the following options to our named executive officers: Mr. Hawley, options to purchase 300,000 shares; Dr. Farr, options to purchase 250,000 shares; Ms. Rhoads, options to purchase 180,000 shares; and Dr. Robinson, options to purchase 110,000 shares. Each of these option awards vests monthly over a four-year period. The compensation committee’s recommendation regarding each named executive officer’s award amount was not based on any quantifiable factors, but instead was based on the compensation committee’s subjective analysis of the award levels the committee deemed appropriate for each executive in light of various factors, including the dilution created as a result of our initial public offering and the need to continue to incentivize our executives. Each of these factors was taken into consideration by the compensation committee for each executive, as was management’s recommendations regarding the appropriate award levels. The final award levels, however, were entirely based on the compensation committee’s subjective analysis of these general factors and internal pay equity considerations.

We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

Retirement Savings

All of our full-time employees in the U.S., including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($16,500 in 2011 and $17,000 in 2012), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. While we may elect to make matching contributions, no such contributions have been made.

Health and Welfare Benefits, Perquisites and Other Compensation

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.

Health and Welfare Benefits. Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites. We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Post Termination Benefits

We have entered into employment agreements which provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels. The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these employment agreements, see “—Employment Agreements” below.

Response to 2011 Say on Pay Vote

In May 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 99% of stockholder votes cast in favor of our 2011 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs throughout 2011, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the compensation committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders.

In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account the strong preference for an triennial vote expressed by our stockholders at our 2011 annual meeting. Accordingly, the board of directors determined that we will hold an advisory stockholder vote on the compensation of our named executive officers every three years until the next say-on-pay frequency vote.

Tax Deductibility of Executive Compensation

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other named executive officers (other than our Chief Financial Officer), unless compensation is performance based. As we are only recently a publicly-traded company, our board of directors has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our compensation committee, however, has adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m).

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Report of the Compensation Committee of the Board of Directors

The compensation committee of the company’s board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the annual report on Form 10-K for the year ended December 31, 2011, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectively submitted,

The Compensation Committee of the Board of Directors

Cam L. Garner (Chairman)

James C. Blair, Ph.D.

Arda M. Minocherhomjee, Ph.D.

Kurt C. Wheeler

Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2011, 2010, and 2009.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Roger L. Hawley	2011	431,340	—	—	831,000	143,154	79	1,405,573
Chief Executive Officer	2010	415,000	—	—	1,795,707	120,750	79	2,331,536
	2009	381,667	100,000	—	156,223	—	79	637,969

Stephen J. Farr, Ph.D.	2011	347,955	—	—	692,500	108,687	79	1,149,221
President and Chief Operating Officer	2010	337,225	—	—	1,197,138	88,311	79	1,622,753
	2009	310,104	81,250	—	110,658	—	79	502,091

Ann D. Rhoads(5)	2011	332,556	—	—	498,600	104,216	79	935,451
Executive Vice President and Chief Financial Officer	2010	270,833	—	—	2,035,135	84,094	66	2,390,128

Cynthia Robinson, Ph.D.	2011	278,120	—	—	304,700	77,935	79	660,834
Chief Development	2010	269,000	—	—	383,084	54,740	79	706,903
Officer	2009	248,083	65,000	—	26,037	—	79	339,199

(1)	For 2009, represents amounts paid under a retention bonus program.
(2)	Represents the grant date fair value of the awards granted in the relevant fiscal year as computed in accordance with ASC Topic 718. For a discussion of the valuation assumptions, see Note 8 to our consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 12, 2012.
(3)	These amounts represent performance bonuses earned for 2011 and 2010 under our executive bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.” No bonuses were earned for 2009 performance under the executive bonus program due to the need to conserve cash.
(4)	Reflects premiums paid by the company for term life insurance for our named executive officers.
(5)	For 2010, reflects a pro-rated salary for Ms. Rhoads due to the fact the Ms. Rhoads was appointed Executive Vice President and Chief Financial Officer in March 2010.

2011 Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2011.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Roger L. Hawley	3/1/2011	217,500	300,000	4.24	831,000
Stephen J. Farr, Ph.D.	3/1/2011	157,500	250,000	4.24	692,500
Ann D. Rhoads	3/1/2011	150,750	180,000	4.24	498,600
Cynthia Robinson, Ph.D.	3/1/2011	98,000	110,000	4.24	304,700

(1)	The options vest in equal monthly installments over the four-year period of continuous service following the grant date and all options have a 10-year term from the date of grant.

(2)	These amounts represent the target 2011 performance bonuses under our executive bonus program, which is described above under “– Compensation Discussion and Analysis – Performance Bonuses.”
(3)	Reflects the fair market value per share of our common stock on the grant date as determined by our board of directors.
(4)	Represents the grant date fair value of the awards as computed in accordance with ASC Topic 718. For a discussion of the valuation assumptions, see Note 8 to our consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 12, 2012.

Discussion of Summary Compensation and Grants Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our employment agreements and compensation plans and arrangements is set forth below.

Employment Agreements

In May 2008, our board of directors approved our entering into employment agreements with each of our named executive officers. In March 2010, we entered into an employment agreement with Ms. Rhoads in connection with her commencement of employment as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

Pursuant to each of the employment agreements, if we terminate such officer’s employment without cause (as defined below) or such officer resigns for good reason (as defined below) or such officer’s employment is terminated as a result of his or her death or following his or her permanent disability, the executive officer or his or her estate, as applicable, is entitled to the following payments and benefits: (1) his or her fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award or agreement, health benefits plan or other group benefit plan to which he or she may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his or her base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such officer remained continuously employed by us during such period.

If a named executive officer is terminated without cause or resigns for good reason during the period commencing 60 days prior to a change in control (as defined below) or 12 months following a change in control, such officer shall be entitled to receive, in addition to the severance benefits described above, the following payments and benefits: (1) a lump sum cash payment in an amount equal to his or her bonus (as defined below) for the year in which the termination of employment occurs; and (2) in the case of Mr. Hawley, an additional lump sum cash payment in an amount equal to six months of his base salary as in effect immediately prior to the date of termination. In addition, in the event of a change in control, the vesting and exercisability of 50% of the executive officer’s outstanding unvested stock awards shall be automatically accelerated and, in the event an executive officer is terminated without cause or resigns for good reason within three months prior to or 12 months following a change in control, the vesting and exercisability of 100% of the executive officer’s outstanding unvested stock awards shall be automatically accelerated. For a further description of the potential compensation payable to our named executive officers under their employment agreements, please see “— Potential Payments Upon Termination or Change in Control” below.

For purposes of the employment agreements, “cause” generally means an executive officer’s (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a material adverse impact on us or any successor or affiliate of ours, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of our confidential information or trade secrets or any successor or affiliate of ours that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate of ours, or any other material misconduct on the part of the executive officer, (5) ongoing and repeated failure or refusal to perform or neglect of his or her duties as required by his or her employment agreement, which failure, refusal or neglect continues for 15 days following his or receipt of written notice from our board of directors, Chief Executive Officer or supervising officer, as applicable, stating with specificity the nature of such failure, refusal or neglect, or (6) breach of any policy of ours or any material provision of his or her employment agreement.

For purposes of the employment agreements, “good reason” generally means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform his or her duties, or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of ours of its obligations to the executive officer under his or her employment agreement.

For purposes of the employment agreements, “bonus” generally means an amount equal to the average of the bonuses awarded to the named executive officer for each of the three fiscal years prior to the date of his or her termination of employment, or such lesser number of years as may be applicable if the executive officer has not been employed for three full years on the date of termination of employment. However, to the extent the executive officer has not received any bonus prior to the date of his or her termination of employment due to the fact that his or her employment commenced during the fiscal year in which the termination occurs, “bonus” means an amount equal to his or her target bonus for the fiscal year in which such termination occurs (calculated by reference to the target bonus level in effect on the date of termination) multiplied by the corporate performance achievement percentage approved by the board of directors or its designee with respect to the payment of executive bonuses for the preceding fiscal year.

For purposes of the employment agreements, “change in control” has the same meaning as such term is given under the terms of our 2010 Equity Incentive Award Plan, as described in Proposal 3.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options and unvested stock awards for each of the named executive officers outstanding as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Roger L. Hawley	56,250	(1)	243,750	(1)	—	4.24	3/1/2021
	150,000	(2)	—		—	4.00	5/24/2020
	60,000	(3)	—		—	2.50	8/30/2019
	90,000	(2)	—		—	3.50	10/20/2018
Stephen J. Farr, Ph.D.	46,875	(1)	203,125	(1)	—	4.24	3/1/2021
	100,000	(2)	—		—	4.00	5/24/2020
	42,500	(3)	—		—	2.50	8/30/2019
	7,500	(2)	—		—	3.50	10/20/2018
Ann D. Rhoads	33,750	(1)	146,250	(1)	—	4.24	3/1/2021
	133,000	(1)	—		—	4.00	5/24/2020
	20,000	(2)	—		—	4.00	5/24/2020
Cynthia Robinson, Ph.D.	20,625	(1)	89,375	(1)	—	4.24	3/1/2021
	32,000	(2)	—		—	4.00	5/24/2020
	10,000	(3)	—		—	2.50	8/30/2019
	48,000	(2)	—		—	3.50	10/20/2018

(1)	The options vest on a monthly basis over a four-year period of continuous service following the grant date and have a 10-year term from the date of grant.
(2)	25% of the shares underlying options vest on the first anniversary of the vesting commencement date and the remaining options vest on a monthly basis over the subsequent three-year period of continuous service and all options have a 10-year term from the date of grant. All options are immediately exercisable. Unvested options are subject to a right of repurchase within 90 days of termination of employment.
(3)	The options vest on a monthly basis over a two-year period of continuous service and have a 10-year term from the date of grant.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock awards or vested in any stock awards during 2011.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control; (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason within 60 days prior to or 12 months following a change in control; or (4) in the event of a change in control without a termination of employment. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2011. The definitions of “cause”, “good reason” and “bonus” are contained in the applicable employment agreement for each of our named executive officers, which are described above under the heading “— Employment Agreements.”

Name and Position	Benefit Type	Payment in the Event of a Termination by the Company Without Cause or by Executive for Good Reason Apart from a Change in Control(1)(2)	Payment in the Event of a Termination by the Company following Executive’s Permanent Disability or as a Result of Executive’s Death(1)(2)	Payment in the Event of a Termination by the Company Without Cause or by Executive for Good Reason Within 60 Days Prior to or 12 Months Following a Change in Control(3)(4)	Payment in the Event of a Change in Control Without Termination(5)
Roger L. Hawley	Severance	$435,000	$435,000	$784,452	—
Chief Executive Officer	Benefits(6)	11,066	11,066	11,066	—
	Equity Awards	—	—	—	—

Stephen J. Farr, Ph.D.	Severance	350,000	350,000	448,499	—
President and Chief Operating Officer	Benefits(6)	16,328	16,328	16,328	—
	Equity Awards	—	—	—	—

Ann D. Rhoads	Severance	335,000	335,000	429,155	—
Executive Vice Pres. and	Benefits(6)	5,448	5,448	5,448	—
Chief Financial Officer	Equity Awards	—	—	—	—

Cynthia Y. Robinson, Ph.D.	Severance	280,000	280,000	346,338	—
Chief Development Officer	Benefits(6)	5,930	5,930	5,930	—
	Equity Awards	—	—	—	—

(1)	Cash severance represents 12 months of base salary for each named executive officer, payable in cash in a lump sum.
(2)	Value of equity award acceleration represents the value of those options and restricted stock issued upon the early exercise of stock options that would immediately vest and/or be released from the company’s repurchase option, respectively, as a result of the named executive officer’s termination or as a result of the named executive officer’s death or disability. The value attributable to stock options not previously exercised that would vest in such event is the difference between the fair market value per share of our common stock on December 31, 2011 ($2.22) less the exercise price per share of such stock option multiplied by the number of shares that would vest. The value attributable to shares of restricted stock issued upon the early exercise of stock options that would be released from our repurchase option in such event equals the fair market value per share of our common stock on December 31, 2011 ($2.22) multiplied by the number of shares that would be released.
(3)

Cash severance represents the sum of the following, payable in a lump sum cash payment: (1) 12 months of base salary for each executive officer (18 months in the case of Mr. Hawley) payable in a lump sum cash payment, plus (2) the average of the bonuses awarded to the executive officer for the fiscal years 2011, 2010 and 2009 (in this case, this amount is equal to the average of the bonuses paid to the named executive officer in 2011 and 2010, as there were no bonuses paid for 2009 under the company’s executive bonus program). Please see the definition of “bonus” under the heading “Employment Agreements” above.
(4)	A named executive officer’s equity awards will vest in full in the event he or she is terminated without cause or he or she resigns for good reason within three months prior to or 12 months following a change in control, which is a slightly different trigger than applies to eligibility for cash severance. Value of equity award acceleration represents the value of those options and restricted stock that would immediately vest and/or be released from the company’s repurchase option, respectively, as a result of the named executive officer’s termination. The value attributable to stock options not previously exercised that would vest in such event is the difference between the fair market value per share of our common stock on December 31, 2011 ($2.22) less the exercise price per share of such stock option multiplied by the number of shares that would vest. The value attributable to shares of restricted stock issued upon the early exercise of stock options that would be released from our repurchase option in such event equals the fair market value per share of our common stock on December 31, 2011 ($2.22) multiplied by the number of shares that would be released.
(5)	Value of equity award acceleration represents the value of those options and restricted stock issued upon the early exercise of stock options that would immediately vest and/or be released from the company’s repurchase option, respectively, upon a change in control without a termination of employment. The value attributable to stock options not previously exercised that would vest in such event is the difference between the fair market value per share of our common stock on December 31, 2011 ($2.22) less the exercise price per share of such stock option multiplied by the number of shares that would vest. The value attributable to shares of restricted stock issued to the named executive officer upon the early exercise of stock options that would be released from our repurchase option in such event equals the fair market value per share of our common stock on December 31, 2011 ($2.22) multiplied by the number of shares that would be released.
(6)	Represents the value of the continuation of health benefits for a period of 12 months following the date of the named executive officer’s termination.

Risk Assessment of Compensation Program

In March 2012, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and series of similar transactions, since the beginning of fiscal year 2011, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We have a written policy which requires that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved by our audit committee. We have not and will not adopt written procedures for review of, or standards for approval of, these transactions, but instead we intend to review such transactions on a case by case basis. In addition, our compensation committee will approve all compensation-related policies.

Investors’ Rights Agreement

We have entered into an amended and restated investors’ rights agreement with certain of our stockholders who purchased shares of our preferred stock and convertible promissory notes prior to our initial public offering, or IPO, and holders of our warrants. This agreement provides for certain rights relating to the registration of the shares of common stock issued to them upon the conversion of their preferred stock and convertible promissory notes in connection with our IPO in November 2010, and upon the exercise of their warrants. These rights will terminate upon the earlier of November 2015 or for any particular holder with registration rights, at such time when all securities held by that stockholder that are subject to such registration rights may be sold in a transaction or series of transactions within one trading day pursuant to Rule 144 under the Securities Act of 1933, as amended. All holders of our preferred stock immediately prior to our initial public offering are parties to this agreement.

Participation in our Follow-On Public Offering

Entities affiliated with Clarus Lifesciences I, L.P., Domain Associates, L.L.C. and Scale Venture Partners II, LP., each of which is a current stockholder, purchased $7,000,000, $7,000,000 and $2,500,000 of shares of our common stock in our follow-on public offering completed in September 2011, respectively, at the public offering price of $2.00 per share.

Employment and Release Agreements

We have entered into employment agreements with the following named executive officers: Roger L. Hawley, our Chief Executive Officer; Stephen J. Farr, Ph.D., our President and Chief Operating Officer; Ann D. Rhoads, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary and Cynthia Y. Robinson, Ph.D., our Chief Development Officer. For further information, see “Compensation Discussion and Analysis — Employment Agreements.”

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2011, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that Kim Kamdar, a managing member of Domain Associates, L.L.C., filed a Form 3 on January 17, 2012 for an event that occurred on January 1, 2011.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2013 must be received by us no later than December 28, 2012, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2013 annual meeting of stockholders, such a proposal must be received by us no earlier than December 28, 2012 and no later than January 27, 2013. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2013 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2011 will be mailed to stockholders of record on or about April 27, 2012. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Zogenix, Inc., 12400 High Bluff Drive, Suite 650, San Diego, California 92130, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Roger L. Hawley
Chief Executive Officer and Director

San Diego, California

April 27, 2012

APPENDIX A

2012 AMENDMENT AND RESTATEMENT OF THE

ZOGENIX, INC.

2010 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Zogenix, Inc. 2010 Equity Incentive Award Plan, as amended and restated (the “Plan”) is to promote the success and enhance the value of Zogenix, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the Zogenix, Inc. 2010 Equity Incentive Award Plan (the “Original 2010 Plan”), which was approved by the Company’s stockholders on November 2, 2010. In the event that the Company’s stockholders do not approve the Plan, the Original 2010 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5 of the Plan, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Incentive Award or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8 “Committee” means the committee of the Board described in Article 12.

2.9 “Consultant” means any consultant or adviser engaged to provide services to the Company or any Parent or Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.10 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.11 “Director” means a member of the Board, as constituted from time to time.

2.12 “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.13 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14 “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.15 “Effective Date” has the meaning set forth in Section 13.1.

2.16 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.17 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.20 “Expiration Date” has the meaning set forth in Section 13.2.

2.21 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined as follows:

(a) If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator.

2.22 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.23 “Independent Director” means a Director of the Company who is not an Employee.

2.24 “Misconduct” means the occurrence of any of, but not limited to, the following: (i) conviction of the Participant of any felony or any crime involving fraud or dishonesty; (ii) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Parent or Subsidiary; (iii) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (iv) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Parent or Subsidiary; (v) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or any Parent or Subsidiary; and (vi) the Participant’s violation of Company policy which has a material adverse effect on the Company and/or any Parent or Subsidiary. Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company, the Partnership or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.25 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.26 “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.27 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.28 “Original 2010 Plan” shall have the meaning set forth in Article 1.

2.29 “Original Effective Date” has the meaning set forth in Section 13.1.

2.30 “Other Incentive Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 hereof.

2.31 “Parent” means any “parent corporation, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.32 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.33 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.34 “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.35 “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) return on sales; (xi) gross or net profit or operating margin; (xii) operating or other costs and expenses; (xiii) improvements in expense levels; (xiv) working capital; (xv) earnings per share; (xvi) adjusted earnings per share; (xvii) price per share of Stock; (xviii) implementation or completion of critical projects; (xix) comparisons with various stock market indices; (xx) capital raised in financing transactions or other financing milestones; (xxi) stockholders’ equity; (xxii) market recognition (including but not limited to awards and analyst ratings); (xxiii) financial ratios; and (xxiv) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvi) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(c) To the extent an Award is intended to be Qualified Performance-Based Compensation, the Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.36 “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual.

2.37 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.38 “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act or any other transferee specifically approved by the Administrator.

2.39 “Plan” means this amended and restated Zogenix, Inc. 2010 Incentive Award Plan, as it may be amended from time to time.

2.40 “Prior Plan” has the meaning set forth in Section 3.1.

2.41 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.42 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.44 “Securities Act” means the Securities Act of 1933, as amended.

2.45 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for such common stock pursuant to Article 11.

2.46 “Stock Appreciation Right” means a stock appreciation right granted pursuant to Article 7.

2.47 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.48 “Subsidiary” means (a) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, (b) any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or (c) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

2.49 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.50 “Successor Entity” has the meaning set forth in Section 2.6.

2.51 “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or to a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.52 “Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.53 “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.54 “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary. In addition, if a Termination of Service constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the Termination of Service must also constitute a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), to the extent required by Section 409A of the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 9,300,000 shares of Stock; plus (ii) with respect to awards granted on or before the Original Effective Date under the Zogenix, Inc. 2006 Equity Incentive Award Plan (the “Prior Plan”) that expire or are canceled after the Effective Date without having been exercised in full or shares of Stock that are forfeited or repurchased after the Effective Date pursuant to the terms of awards granted under the Prior Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company. The aggregate number of shares of Stock subject to awards granted on or before the Original Effective Date under the Prior Plan and outstanding as of the Effective Date was 1,327,835 shares of Stock and, accordingly, the total number of shares of Stock under clause (ii) in the preceding sentence shall not exceed 1,327,835 shares of Stock. In addition, subject to Article 11, commencing on the first January 1 following the Effective Date and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of: (i) 4% of the Company’s outstanding shares of Stock on the applicable January 1; and (ii) a lesser number of shares of Stock as determined by the Board. Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on the first January 1 following the Effective Date and on each subsequent January 1 through and including January 1, 2022. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 60,000,000 shares of Stock, subject to Article 11. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b) If any shares of Stock subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the share limit set forth in this Section 3.1(b) in the same number of shares as were debited from the share limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.1 hereof). Additionally, any shares of Stock tendered or withheld by the Company in payment of the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Parent or Subsidiary or with which the Company or any Parent or Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or any Parent or Subsidiary immediately prior to such acquisition or combination.

(d) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option that is to be granted (as opposed to those that were already granted) to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares and Values Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000, and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.4 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Stock is listed, quoted or traded or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares of Stock with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g) Transferability; Right to Exercise. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution, or pursuant to a DRO. During a Participant’s lifetime, unless such Incentive Stock Option is transferred pursuant to a DRO, an Incentive Stock Option may be exercised only by the Participant.

(h) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

6.3 Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates or Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2 Stock Appreciation Rights.

(a) A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are satisfied and the Award vests.

(c) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.2 Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator.

8.3 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4 Other Incentive Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to the attainment of Performance Goals that are established by the Administrator and relate to one or more of the any one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.5 Performance Bonus Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.6 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Incentive Award shall be set by the Administrator in its discretion.

8.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Incentive Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and Stock Appreciation Rights and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9 and that are not intended to qualify as Qualified Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Performance Period or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Qualified Performance-Based Compensation, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Parent or Subsidiary an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement elect to have the Company or any Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld (or allow the Participant to make such an election). Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the exercise price or any tax withholding obligation.

10.3 Limits on Transfer.

(a) Except as otherwise provided in Section 10.3(b):

(i) No right or interest of a Participant in any Award may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

10.4 Beneficiaries. Notwithstanding Section 10.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate or book-entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Administration. In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Misconduct.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares of Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and type of shares of Stock subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; and

(ii) To provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

11.3 Adjustments of Qualified Performance-Based Compensation. With respect to Awards which are granted to Covered Employees and are intended to qualify as Qualified Performance-Based Compensation, no adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Qualified Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

11.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.5 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1 Administrator. The “Administrator” of the Plan shall be a Committee of the Board, which shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

12.6 Amendment or Exchange of Awards. The Administrator may, without stockholder approval, (a) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (b) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Original 2010 Plan was effective as of November 21, 2010 (the “Original Effective Date”). This amended and restated Plan shall be effective on the date it is approved by the Board, subject to approval of the Plan by a majority of the Company’s stockholders at a duly held meeting in 2012 (the “Effective Date”).

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan on or after, the tenth anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders; and, provided further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. If the Plan is not approved by the Company’s stockholders, it will not become effective and the Original 2010 Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Original 2010 Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants. In addition, if the Board determines that Awards other than Options and Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved by the Plan.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

15.4 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

15.5 Indemnification. To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.6 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.7 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.8 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.9 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.11 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

15.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

	☐	■

ZOGENIX, INC.

Proxy for Annual Meeting of Stockholders on June 6, 2012

Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of ZOGENIX, INC. hereby constitutes and appoints Roger L. Hawley and Ann D. Rhoads, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of Zogenix, Inc. to be held on June 6, 2012 at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of Zogenix, Inc. that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

	(Continued and to be signed on the reverse side.)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

ZOGENIX, INC.

June 6, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=40052
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 203303000000000000 7	060612

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN,

DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1.	Election of three (3) directors for a three-year term to expire at the 2015 annual meeting of stockholders:			2.	Ratification of the selection of Ernst & Young LLP as Zogenix’s independent registered public accounting firm for the fiscal year ending December 31, 2012:	☐	☐	☐
		NOMINEES				FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O James C. Blair, Ph.D. O Stephen J. Farr, Ph.D. O Arda M. Minocherhomjee, Ph.D.		3.	Approval of the amendment and restatement of Zogenix’s 2010 Equity Incentive Award Plan:	☐	☐	☐

				4.	Approval of an amendment to Zogenix’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000:	FOR	AGAINST	ABSTAIN
						☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting or any adjournment or postponement thereof.
The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■